EXHIBIT 99.1
                         FORM 3 JOINT FILER INFORMATION


NAME:  FENG LAN

RELATIONSHIP OF REPORTING PERSON TO ISSUER: PRESIDENT, DIRECTOR AND 10% BENEFICIAL OWNER

ADDRESS: c/o CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC., NO. 2, JUNG YOU ROAD KUNMING NATIONAL ECONOMY & TECHNOLOGY DEVELOPING DISTRICT, PEOPLES REPUBLIC OF CHINA

DESIGNATED FILER: GUI HUA LAN

ISSUER AND TICKER SYMBOL: CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

DATE OF EVENT REQUIRING STATEMENT: 08/31/2006


SIGNATURE:             /s/ Feng Lan
            --------------------------------------------
                       FENG LAN

                         FORM 3 JOINT FILER INFORMATION


NAME:  ZHENG YI WANG

RELATIONSHIP OF REPORTING PERSON TO ISSUER: EXECUTIVE DIRECTOR OF EXPORTS, CORPORATE SECRETAR, DIRECTOR AND 10% BENEFICIAL OWNER

ADDRESS: c/o CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC., NO. 2, JUNG YOU ROAD KUNMING NATIONAL ECONOMY & TECHNOLOGY DEVELOPING DISTRICT, PEOPLES REPUBLIC OF CHINA

DESIGNATED FILER: GUI HUA LAN

ISSUER AND TICKER SYMBOL: CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

DATE OF EVENT REQUIRING STATEMENT:   08/31/2006


SIGNATURE:             /s/ Zheng Yi Wang
            --------------------------------------------
                       ZHENG YI WANG

                         FORM 3 JOINT FILER INFORMATION


NAME: LAN'S INT'L MEDICINE INVESTMENT CO., LIMITED, A HONG KONG CORPORATION

RELATIONSHIP OF REPORTING PERSON TO ISSUER: 10% BENEFICIAL OWNER

ADDRESS: c/o CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC., NO. 2, JUNG YOU ROAD KUNMING NATIONAL ECONOMY & TECHNOLOGY DEVELOPING DISTRICT, PEOPLES REPUBLIC OF CHINA

DESIGNATED FILER: GUI HUA LAN

ISSUER AND TICKER SYMBOL: CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

DATE OF EVENT REQUIRING STATEMENT: 08/31/2006


SIGNATURE:             /s/ Gui Hua Lan
            --------------------------------------------
            NAME:  GUI HUA LAN
            TITLE: PRESIDENT